As filed with the Securities and Exchange Commission on January 27, 2014
Registration No. 333-192003

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-1/A
(Amendment No. 3)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Ivan Trifunovich, President and Chief Executive Officer
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Please send copies of all communications to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440
__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the registration statement on Form S-1 (File No. 333-192003) (the “Registration Statement”) of WaferGen Bio-systems, Inc. (the “Company”) is being filed solely for the purposes of furnishing Exhibit 2.1. Accordingly, this Amendment No. 3 comprises only the facing page, this explanatory note and Part II to the Registration Statement.

No changes have been made to the Registration Statement other than changes to Item 13 and the Exhibit Index with respect to furnishing Exhibit 2.1. Part I of the Registration Statement has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT

Registration Fees	$2,489
Legal Fees	313,000
Accounting Fees	13,000
Miscellaneous Fees and Expenses	11,000

Total	$339,489

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Malaysian Financings

On April 3, 2009, WaferGen Bio-systems, Inc. (“WBSI”) and our Malaysian subsidiary, WaferGen Biosystems (M) Sdn. Bhd. (“WGBM”) entered into a subscription agreement with two investors pursuant to which WGBM agreed to sell 666,666 shares of Series B Redeemable Convertible Preference Shares (“Series B RCPS”) to these investors in a private placement at a price of US$2.25 per share. On July 1, 2009, WBSI and WGBM entered into a subscription agreement with another investor pursuant to which WGBM agreed to sell 188,057 shares of Series B RCPS to another investor under substantially the same terms. The aggregate purchase price for the Series B RCPS is US$1.9 million, all of which was received between June 8, 2009, and May 13, 2010.

The Series B RCPS (the “RCPS”) have a liquidation preference over WGBM’s ordinary shares in an amount equal to the purchase price of the RCPS, plus any accrued but unpaid dividends. WGBM is not obligated to declare or pay dividends on the RCPS. Holders of the RCPS generally will not have voting rights, except as required under Malaysian law. WGBM will be required to obtain the consent of the holders of at least a majority of the outstanding RCPS prior to taking certain actions. Each RCPS will be convertible into ordinary shares of WGBM at the option of the holder at any time based on the applicable conversion rate at such time.

The holders of the RCPS have the right, at any time after December 31, 2011, to cause WGBM to redeem the RCPS at a price equal to the purchase price of the RCPS, plus a redemption premium of 20% per annum, from funds legally available for distribution. The holders of the RCPS also have certain put rights with respect to their shares as follows: (1) the holders will have the right to cause WBSI to exchange their RCPS for common stock of WBSI at an effective exchange rate of US$223.63 per share of WBSI common stock, provided that if during the 10-day trading period immediately prior to the holder’s conversion notice the average closing price of WBSI’s common stock is less than US$263.09, then the holder’s Series B RCPS shall convert at an exchange rate equal to 85% of such 10-day average closing price; (2) the holders had the right to cause WBSI to purchase all of the RCPS at a price of US$2.25 per share, plus interest at a rate of 8% per annum with yearly rests, if (x) there was a breach of the subscription agreement by WBSI or WGBM or (y) during the year 2011, the price of WBSI’s stock was below US$223.63 or the holder was unable to exercise its put as described in clause (1) above as a result of any breach or default of the subscription agreement by WBSI.

On March 10, 2011, WGBM received $5,000,000, less issuance costs totaling $6,272, in exchange for the issuance of 3,233,734 Series C Convertible Preference Shares (“CPS”) to MTDC, in a private placement at the U.S. dollar equivalent of $1.5462 per share, representing the first subscription under a Share Subscription Agreement dated December 14, 2010, (“SSA”) to sell 3,233,734 Series C CPS at an initial closing and, should MTDC so elect within 36 months of the initial closing, to sell 1,077,911 shares of Series C CPS at a subsequent closing at the U.S. dollar equivalent of US$2.3193 per share. Each 99.39 Series C CPS will convert into one share of WBSI’s common stock on the anniversary of each closing, or at any earlier date MTDC’s option. MTDC may also elect to convert their Series C CPS into ordinary shares of our subsidiary, WGBM, at any time, at a conversion rate of one ordinary share per 100 CPS.

The proceeds from the private placements have been or will be used to support the high-volume manufacturing of our SmartChip System.

May 2011 Private Placement

On May 27, 2011, we sold 2,937,500 shares of Series A-1 Convertible Preferred Stock, Convertible Promissory Notes in the principal amount of $15,275,000 convertible at $56.65 per share and warrants to purchase an aggregate of up to 565,180 shares of common stock in a private placement for an aggregate purchase price of $30,550,000. Subject to certain ownership limitations, the warrants were exercisable immediately at an exercise price of $61.62 per share. The warrants were due to expire on May 27, 2016, five years after the issuance date, and under certain circumstances were exercisable using cashless exercise. Under registration rights agreements entered in connection with the sale of the units, the purchasers were entitled “piggyback” registration rights.

The purchasers included The Shivji Family Trust (an affiliate of Alnoor Shivji, our Chairman and, at the time of the purchase, also our President and Chief Executive Officer), Joel Kanter, a member of our board of directors, The Kanter Family Foundation (“The Kanter Foundation,” which is an affiliate of Joel Kanter) and Robert Coradini, a member of our board of directors at the time of the purchase. The Shivji Family Trust purchased 38,461.54 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $200,000 and warrants to purchase an aggregate of up to 7,400 shares of common stock for an aggregate purchase price of $400,000. Joel Kanter purchased 9,615.38 shares of Series A-1 Convertible Preferred

Stock, a Convertible Promissory Note in the principal amount of $50,000 and warrants to purchase an aggregate of up to 1,850 shares of common stock for an aggregate purchase price of $100,000. The Kanter Foundation purchased 4,807.69 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $25,000 and warrants to purchase an aggregate of up to 925 shares of common stock for an aggregate purchase price of $50,000. Robert Coradini purchased 24,038.46 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $125,000 and warrants to purchase an aggregate of up to 4,625 shares of common stock for an aggregate purchase price of $250,000. The Shivji Family Trust, Joel Kanter, The Kanter Foundation and Robert Coradini each participated in the May 2011 Private Placement on substantially the same terms as the other purchasers.

Net proceeds received from the May 2011 Private Placement will be used for expanding the commercialization capabilities of the company to market the SmartChip Real-Time PCR system and related products, and for working capital and general corporate purposes.

August 2013 Exchange

On August 27, 2013, we issued 1,067,317 shares of common stock, 2,987.0167 shares of Series 1 Convertible Preferred Stock and warrants to purchase an aggregate of up to 2,369,000 shares of common stock in exchange for all of the securities issued in the May 2011 Private Placement. Subject to certain ownership limitations, each share of Series 1 Convertible Preferred Stock is convertible into 2,515.3432 shares of our common stock and the warrants are exercisable immediately at an exercise price of $2.60 per share. The warrants expire on August 27, 2018, five years after the issuance date, and under certain circumstances are exercisable using cashless exercise.

The acquirers of securities in the exchange included Entities affiliated with Great Point Partners, LLC (for which Scott Davidson and Joseph Pesce, both members of our board of directors at the time of the exchange, serve as managing directors), The Shivji Family Trust (an affiliate of Alnoor Shivji, our Chairman), Joel Kanter, a member of our board of directors, The Kanter Family Foundation (“The Kanter Foundation,” which is an affiliate of Joel Kanter) and Robert Coradini, a member of our board of directors at the time of the exchange. Entities affiliated with Great Point Partners, LLC acquired 1,479.5506 shares of Series 1 Preferred Stock (convertible into 3,721,577 shares common stock, subject to an ownership cap which limits the number of shares of common stock to 9.98% of the common stock outstanding) and warrants to purchase an aggregate of up to 1,027,471 shares of common stock in exchange for securities surrendered. The Shivji Family Trust acquired 112,349 shares of common stock and warrants to purchase an aggregate of up to 31,018 shares of common stock in exchange for securities surrendered. Joel Kanter acquired 28,087 shares of common stock and warrants to purchase an aggregate of up to 7,755 shares of common stock in exchange for securities surrendered. The Kanter Foundation acquired 14,044 shares of common stock and warrants to purchase an aggregate of up to 3,877 shares of common stock in exchange for securities surrendered. Robert Coradini acquired 70,218 shares of common stock and warrants to purchase an aggregate of up to 19,386 shares of common stock in exchange for securities surrendered.

We received no cash proceeds from the exchange.

2013 Private Placement

On August 27, 2013 and September 30, 2013, we sold, in a private placement, 300.75 units consisting of an aggregate of 5,893,750 shares of our common stock, 646.0351 shares of Series 1 Convertible Preferred Stock and five-year warrants to purchase an aggregate of up to 3,759,379 shares of our common stock. Each share of Series 1 Convertible Preferred Stock is convertible into 2,515.3432 shares of our common stock and the warrants are exercisable immediately at an exercise price of $2.60 per share. The warrants expire five years after the issuance date and, under certain circumstances, the warrants are exercisable using cashless exercise. The purchase price for the units was $50,000 per unit, or $15,037,500 in the aggregate.

The purchasers included Entities affiliated with Great Point Partners, LLC (for which Scott Davidson and Joseph Pesce, both members of our board of directors at the time of the purchase, serve as managing directors), The Shivji Family Trust (an affiliate of Alnoor Shivji, our Chairman), Joel Kanter, a member of our board of directors, The Kanter Family Foundation (“The Kanter Foundation,” which is an affiliate of Joel Kanter) and Robert Coradini, a member of our board of directors at the time of the purchase. Entities affiliated with Great Point Partners, LLC purchased 308.1091 shares of Series 1 Preferred Stock (convertible into 775,000 shares common stock, subject to an ownership cap which limits the number of shares of common stock to 9.98% of the common stock outstanding) and warrants to purchase an aggregate of up to 387,503 shares of common stock for an aggregate purchase price of $1,550,000. The Shivji Family Trust purchased 50,000 shares of common stock and warrants to purchase an aggregate of up to 25,000 shares of common stock for an aggregate purchase price of $100,000. Joel Kanter purchased 5,000 shares of common stock and warrants to purchase an aggregate of up to 2,500 shares of common stock for an aggregate purchase price of $10,000. The Kanter Foundation purchased 25,000 shares of common stock and warrants to purchase an aggregate of up to 12,500 shares of common stock for an aggregate purchase price of $50,000. Robert Coradini purchased 62,500 shares of common stock and warrants to purchase an aggregate of up to 31,250 shares of common stock for an aggregate purchase price of $125,000.

Net proceeds received from the 2013 Private Placement will be used for general corporate and working capital purposes, including commercialization activities intended to increase revenues from sales of our target enrichment and other products.

The Malaysian Financings were made solely in “offshore transactions,” as defined in Regulation S under the Securities Act. The December 2009 Private Placement, the May 2011 Private Placement, the 2013 Private Placement and the August 2013 Exchange were made solely to “accredited investors,” as defined in Regulation D under the Securities Act, or “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act. The securities sold in the Malaysian Financings, the December 2009 Private Placement, the May 2011 Private Placement and the 2013 Private Placement and those issued in the August 2013 Exchange were not, prior to their issuance, registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Regulation S under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by  such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 2014.

WAFERGEN BIO-SYSTEMS, INC.
By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ IVAN TRIFUNOVICH	Chief Executive Officer and President	January 27, 2014
Ivan Trifunovich	(Principal Executive Officer)

/s/ JOHN HARLAND	Chief Financial Officer and Vice President of Finance	January 27, 2014
John Harland	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	January 27, 2014
Alnoor Shivji

*	Director	January 27, 2014
Dr. R. Dean Hautamaki

*	Director	January 27, 2014
Makoto Kaneshiro

*	Director	January 27, 2014
Joel Kanter

/s/ WILLIAM MCKENZIE	Director	January 27, 2014
William McKenzie

/s/ ROBERT SCHUEREN	Director	January 27, 2014
Robert Schueren

*By: /s/ IVAN TRIFUNOVICH
Ivan Trifunovich, Attorney in Fact

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

2.1	Asset Purchase Agreement dated January 6, 2014 by and between Wafergen, Inc. and IntegenX Inc.	X

3.1	Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc., dated January 31, 2007		8-K		3.1	2/1/2007

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company		8-K		3.1	8/28/2013

3.3	Certificate of Designation of the Series 1 Convertible Preferred Stock		8-K		3.2	8/28/2013

3.4	Certificate of Withdrawal of Certificate of Designation of the Series A-1 Convertible Preferred Stock and the Series A-2 Convertible Preferred Stock		8-K		3.3	8/28/2013

3.5	Bylaws of WaferGen Bio-systems, Inc.		SB-2		3.2	8/9/2006

3.6	First Amendment to Bylaws of WaferGen Bio-systems, Inc.		8-K		3.2	6/1/2011

3.7	Second Amendment to Bylaws of WaferGen Bio-systems, Inc.		8-K		3.2	10/19/2011

4.1	Form of Warrants to purchase shares of Common Stock of the Company, issued June 16, 2009, to investors in the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.6	8/10/2009

4.2	Form of Warrant to purchase shares of Common Stock of the Company, issued to Spencer Trask Ventures, Inc. and certain related parties in connection with the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.8	8/10/2009

4.3	Form of Warrants to purchase shares of Common Stock of the Company, issued December 23, 2009, to investors in the Company’s December 2009 and January 2010 private placement offering of units of securities		S-1		10.59	3/2/2010

4.4	Form of Warrants to purchase shares of Common Stock of the Company, issued July 7, 2010, to investors in the Company’s July 2010 offering of units of securities		8-K		4.1	7/8/2010

4.5	Form of Warrant to purchase shares of Common Stock of the Company, issued July 7, 2010, to placement agents and certain related parties in connection with the Company’s July 2010 offering of units of securities		10-Q	6/30/2010	10.3	8/16/2010

4.6	Warrant to purchase shares of Common Stock of the Company, issued December 7, 2010, to Oxford Finance Corporation		8-K		10.2	12/13/2010

4.7	Form of Warrant to purchase shares of Common Stock of the Company, issued August 27, 2013, to investors in the Company’s August 2013 exchange offering		8-K		4.1	8/28/2013

4.8	Form of Warrants to purchase shares of Common Stock of the Company, issued August 27, 2013, to investors in the Company’s August and September 2013 private placement offering of units of securities		8-K		4.1	8/28/2013

4.9	Form of Warrant to purchase shares of Common Stock of the Company, issued August 27, 2013, to the placement agent and certain related parties in connection with the Company’s August and September 2013 private placement offering of units of securities		8-K		4.2	8/28/2013

4.10	Form of Promissory Note in favor of WaferGen Biosystems (M) Sdn. Bhd. dated August 15, 2013		S-1		4.10	10/9/2013

5.1	Opinion of McDonald Carano Wilson LLP		S-1/A		5.1	1/9/2014

10.1 †	WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan		8-K		10.1	7/3/2008

10.2 †	Form of Non-Qualified Stock Option award under 2008 Stock Incentive Plan		10-K	12/31/2008	10.35	3/27/2009

10.3	Share Subscription Agreement and Shareholders’ Agreement dated May 8, 2008, by and among WaferGen Bio-systems, Inc., Malaysian Technology Development Corporation Sdn. Bhd. and WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2008	10.1	11/14/2008

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.4	Put Agreement dated May 28, 2008, by and among WaferGen Bio-systems, Inc. and Holders of the Series A Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2008	10.2	11/14/2008

10.5	Share Subscription Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd. and Expedient Equity Ventures Sdn. Bhd.		8-K		10.1	4/14/2009

10.6	Put Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc. and Holders of Series B Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		8-K		10.2	4/14/2009

10.7	Deed of Adherence to the Share Subscription and Shareholders’ Agreement dated May 8, 2008, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd., Expedient Equity Ventures Sdn. Bhd. and Malaysian Technology Development Corporation Sdn. Bhd.		10-Q	3/31/2009	10.4	5/12/2009

10.8	Registration Rights Agreement, dated June 16, 2009, between WaferGen Bio-systems, Inc., and the investors party thereto in connection with the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.7	8/10/2009

10.9	Share Subscription Agreement dated July 1, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd. and Kumpalan Modal Perdana Sdn. Bhd.		10-Q	9/30/2009	10.1	11/13/2009

10.10	Put Agreement dated July 1, 2009, by and among WaferGen Bio-systems, Inc. and Holders of Series B Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2009	10.2	11/13/2009

10.11	Deed of Adherence dated July 1, 2009, to the Share Subscription and Shareholders’ Agreement dated May 8, 2008, and the Share Subscription Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd., Expedient Equity Ventures Sdn. Bhd., Malaysian Technology Development Corporation Sdn. Bhd. and Kumpalan Modal Perdana Sdn. Bhd.		10-Q	9/30/2009	10.4	11/13/2009

10.12	Lease Agreement by and between Wafergen, Inc. and LBA Realty Fund III-Company VII, LLC dated October 22, 2009		10-Q	9/30/2009	10.6	11/13/2009

10.13	Registration Rights Agreement, dated December 23, 2009, between WaferGen Bio-systems, Inc., and the investors party thereto in connection with the Company’s December 2009 and January 2010 private placement offering of units of securities		S-1		10.60	3/2/2010

10.14	Share Subscription Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd. and Malaysian Technology Development Corporation Sdn. Bhd.		8-K		10.1	12/15/2010

10.15	Put Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc. and Malaysian Technology Development Corporation Sdn. Bhd.		8-K		10.2	12/15/2010

10.16	Amended and Restated Shareholders’ Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Malaysian Technology Development Corporation Sdn. Bhd. and Prima Mahawangsa Sdn. Bhd.		8-K		10.3	12/15/2010

10.17 †	Employment Separation Agreement, dated October 19, 2011, by and among Alnoor Shivji and WaferGen Bio-systems, Inc.		10-Q	9/30/2011	10.7	11/21/2011

10.18	Letter Agreement Regarding Extension of Time to Exercise Put Option and Related Matters, entered into on December 9, 2011, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd. and Malaysian Technology Development Corporation Sdn. Bhd.		8-K		10.1	12/15/2011

10.19	Letter Agreement, dated as of January 12, 2012, by and among WaferGen Bio-systems, Inc. and the parties signatory thereto		8-K		10.1	1/13/2012

10.20 †	WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan, as amended		8-K		10.1	1/5/2012

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.21 †	Executive Employment Agreement, dated as of March 8, 2012, by and between Ivan Trifunovich and WaferGen Bio-systems, Inc.		8-K		10.1	3/9/2012

10.22 †	Employment Separation Agreement, dated March 26, 2012, by and between Mona Chadha and WaferGen Bio-systems, Inc.		10-Q	6/30/2012	10.1	8/10/2012

10.23 †	Employment Separation Agreement, dated March 26, 2012, by and between Donald Huffman and WaferGen Bio-systems, Inc.		10-Q	6/30/2012	10.2	8/10/2012

10.24	Amendment dated as of June 26, 2012, to Lease Agreement by and between WaferGen, Inc. and LBA Realty Fund III-Company VII, LLC dated October 22, 2009		10-Q	9/30/2012	10.1	11/9/2012

10.25 †	Severance Benefits Agreement, dated January 10, 2013, by and between John Harland and WaferGen Bio-systems, Inc.		8-K		10.1	1/14/2013

10.26	Exchange Agreement dated August 27, 2013		8-K		10.1	8/27/2013

10.27	Registration Rights Agreement dated August 27, 2013, by and among the parties to the Exchange Agreement dated August 27, 2013		8-K		10.2	8/27/2013

10.28	Form of Securities Purchase Agreement dated August 27, 2013, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto		8-K		10.1	8/27/2013

10.29	Form of Registration Rights Agreement dated August 27, 2013, by and among the parties to the Securities Purchase Agreement dated August 27, 2013		8-K		10.2	8/27/2013

10.30	Agreement dated October 25, 2013, by and among WaferGen Biosystems (M) Sdn. Bhd., WaferGen Bio-systems, Inc. and Malaysian Technology Development Corporation Sdn. Bhd.		S-1		10.30	10/31/2013

10.31	Secured Promissory Note dated January 6, 2014 issued by Wafergen Inc. to IntegenX Inc.		8-K		10.2	1/6/2014

10.32	Security Agreement dated January 6, 2014 by and between Wafergen, Inc. and IntegenX Inc.		8-K		10.3	1/6/2014

16.1	Letter from Rowbotham and Company LLP to the Securities and Exchange Commission dated April 20, 2011		8-K		16.1	4/21/2011

21.1	Subsidiaries of the Registrant		10-K	12/31/2012	21.1	3/22/2013

23.1	Consent of Independent Registered Public Accounting Firm		S-1/A		23.1	1/9/2014

23.2	Letter of Consent from McDonald Carano Wilson LLP (included in Exhibit 5.1)		S-1/A		5.1	1/9/2014

24.1	Power of Attorney (included on signature page of this registration statement as originally filed)		S-1		24.1	10/31/2013

101.INS §	XBRL Instance Document		S-1/A		101.INS	1/9/2014

101.SCH §	XBRL Taxonomy Extension Schema		S-1/A		101.SCH	1/9/2014

101.CAL §	XBRL Taxonomy Extension Calculation Linkbase		S-1/A		101.CAL	1/9/2014

101.DEF §	XBRL Taxonomy Extension Definition Linkbase		S-1/A		101.DEF	1/9/2014

101.LAB §	XBRL Taxonomy Extension Label Linkbase		S-1/A		101.LAB	1/9/2014

101.PRE §	XBRL Taxonomy Extension Presentation Linkbase		S-1/A		101.PRE	1/9/2014

†	Indicates a management contract or compensatory plan or arrangement.

§
Pursuant to Rule 406T of Regulation S-T, the XBRL related information in these Exhibits is furnished and deemed not filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed part of a registration statement, prospectus or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.